EXHIBIT 16
PERSONS CONTROLLED BY OR UNDER COMMON
CONTROL WITH THE DEPOSITOR OR REGISTRANT



                            ITT Hartford Group, Inc..
                                   (Delaware)
                                        |
                         Hartford Fire Insurance Company
                                  (Connecticut)
                                        |
                     Hartford Accident and Indemnity Company
                                  (Connecticut)
                                        |
                  Hartford Life and Accident Insurance Company
                                  (Connecticut)
                                        |
                                        |
                                        |
                                        |
                                        |
________________________________________|_______________________________________

Alpine Life        Hartford Financial       Hartford Life      American Maturity
Insurance Company  Services Life            Insurance Company  Life Insurance
(New Jersey)       Insurance Co.            (Connecticut)      Company
                   (Connecticut)        |                      (Connecticut)
                                        |
                                        |
                                        |
                                        |
________________________________________|_______________________________________
ITT Hartford       ITT Hartford        The Hartford    Hartford       Hartford Securities
Life and Annuity   International Life  Investment      Equity Sales   Distribution
Insurance Company  Reassurance Corp    Management Co.  Company, Inc.  Company, Inc.
(Connecticut)      (Connecticut)       (Connecticut)   (Connecticut)  (Connecticut)
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